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Definitive Information Statement
Dated: November 6, 2002

                         Powerball International, Inc.

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 6, 2002

TO THE SHAREHOLDERS OF POWERBALL INTERNATIONAL, INC.:

     A special meeting of the shareholders (the "Special Meeting") of Powerball International, Inc. (the "Company"), will be held at the Company's facility, located at 2095 West 2200 South, West Valley City, Utah 84119, on December 6, 2002, at 10:00 a.m., Mountain Daylight Time, to:

     1. Elect four directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

     2. Consider and act upon the ratification of the appointment of David Thomson, P.C., as independent public accountants; and

     3. Transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE THE ABOVE PROPOSALS WHICH ARE DESCRIBED IN MORE DETAIL IN THE ACCOMPANYING INFORMATION STATEMENT. MEETING.

     ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 25, 2002 (THE "RECORD DATE"), ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE SPECIAL MEETING. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO, COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S ISSUED AND OUTSTANDING SHARES HAVE INDICATED THEIR INTENTION TO VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS WILL BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER. ALTHOUGH MANAGEMENT IS NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY, SHAREHOLDERS MAY BE PRESENT AT THE SPECIAL MEETING AND VOTE THEIR SHARES IN PERSON OR BY PROXY. MANAGEMENT DOES, HOWEVER, ENCOURAGE ALL SHAREHOLDERS TO ATTEND THE SPECIAL MEETING IN PERSON.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   William Freise, President
Salt Lake City, Utah
November 6, 2002

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Powerball International, Inc.
2095 West 2200 South
West Valley City, Utah 84119



                          INFORMATION STATEMENT


     This Information Statement is furnished to shareholders of the Company in connection with a Special Meeting to be held at the Company's facility, located at 2095 West 2200 South, West Valley City, Utah 84119, on December 6, 2002, at 10:00 a.m., Mountain Daylight Time.

     At the Special Meeting, the shareholders will consider and vote on proposals to:

     1. Elect four directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

     2. Consider and act upon the ratification of the appointment of David Thomson, P.C., as independent public accountants; and

     3. Transact such other business as may properly come before the Special Meeting or any adjournment thereof.

MANAGEMENT IS NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY, HOWEVER SHAREHOLDERS MAY BE PRESENT AT THE SPECIAL MEETING AND VOTE THEIR SHARES IN PERSON OR BY PROXY. MANAGEMENT ENCOURAGES ALL SHAREHOLDERS TO ATTEND THE SPECIAL MEETING IN PERSON. THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT NOVEMBER 6, 2002 TO ALL SHAREHOLDERS ENTITLED TO VOTE AT THE SPECIAL MEETING.

     Only holders of record of the 4,369,750 shares of Common Stock outstanding as of the Record Date are entitled to vote at the Special Meeting. Each shareholder has the right to one vote for each share of Common Stock owned. Cumulative voting is not provided for. Holders of more than 50% of the 4,369,750 shares of Common Stock outstanding must be represented at the Special Meeting to constitute a quorum for conducting business. Approval of the proposals discussed above requires the affirmative vote of a majority of issued and outstanding shares of Common Stock.

     The Company's officers, directors, and principal shareholders owning or controlling, in the aggregate, greater than 50% of the issued and outstanding shares of Common Stock on the Record Date have indicated their intention to vote in favor of the proposals. Accordingly, the proposals will be approved without the affirmative vote of any other shares.

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                              PROPOSAL NO. 1
                      ELECTION OF BOARD OF DIRECTORS

     The names and ages of our executive officers and directors and the positions held by each of them are set forth below:

  Name                  Age   Position                  Dates Served
  ----                  ---   --------                  ------------
  Robert K. Ipson       62    C.E.O., director          July 1997 to date
  William Freise        48    President and C.O.O.      December 2001 to date
  Matthew Fisher        26    Vice-president, director  December 2001 to date
  Phillip L. McStotts   43    Secretary/Treasurer,      July 1997 to date
                                director

The Company's officers and directors have served in such positions since the dates indicated above. The following persons have been nominated for election as directors of the Company: Robert K. Ipson, William Freise, Matthew Fisher, and Phillip L. McStotts. Certain biographical information with respect to such persons is set forth below. Each director, if elected by the shareholders, will serve until the next annual meeting and until his or her successor is duly elected and qualified. Vacancies on the board during the year may be filled by the majority vote of the directors in office at the time of the vacancy without further action by the stockholders.

                 Biographical Information on Nominees

Robert K. Ipson. Mr. Ipson is, and has been since 1973, president of M.S.J. & Associates, Inc., a family-held company. M.S.J. & Associates was the operator of the Bonneville Raceway in Salt Lake City, Utah until 1986. Since that date it has managed its own investments. Mr. Ipson is a founding shareholder and director of our company and has served as Chairman of the board of directors and C.E.O.

William W. Freise has 21 years of executive level management experience in the high technology and entertainment industries. He has held various technical, operational, and administrative roles for Six Flags Entertainment and Time Warner from 1980 to 1994. From 1995 to 2000 he was the Chief Investment Strategist of a private technology investment fund. Since January 2001 he has played a critical role for us in identifying key strategic business partnerships, defining target market opportunities, and raising capital for the company. In addition he has identified lowest cost wholesale acquisition sources of our key raw materials, and continues to develop and maintain important governmental relationships with the U.S. Department of Energy, governmental research labs and various state and federal representatives. Mr. Freise is currently serving as President and Chief Operating Officer for the Company.

Matthew Fisher has been one of our important employees since 1997. He was instrumental in the design and manufacture of our On-Demand Hydrogen Generation system and has been the manager and technology implementation specialist on our pilot elemental sodium facility in West Valley City, Utah. Mr. Fisher has expertise in a variety of chemical, mechanical, and computer programming disciplines and is largely responsible for the achievement of the recent key milestones in the pilot sodium facility. Mr. Fisher is currently serving as Vice President of Manufacturing for the Company.

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

Phillip L. McStotts is a founder of ZEVEX International, Inc. (a publicly traded company) and has served as ZEVEX' CFO, Secretary, and Treasurer, and as a director since its inception. He also serves as a director of ZEVEX' wholly-owned subsidiaries, as CFO, Secretary and Treasurer of ZEVEX Inc. and as CFO and Secretary of JTech. Mr. McStotts was a practicing CPA running his own professional corporation, Phillip L. McStotts, CPA P.C., from 1986 to 1992. Prior to starting his own firm, Mr. McStotts was employed from 1985 to 1986 as an accountant with the Salt Lake City firm of Chachas & Associates, where he was a tax manager. He has also worked in the tax departments of the regional accounting firms of Pearson, Del Prete & Company, and Petersen, Sorensen & Brough. Mr. McStotts received a Bachelor of Science Degree in Accounting from Westminster College in May 1980, and received a Master of Business Administration Degree in Taxation from Golden Gate University in May 1982.

                             Vote Required
                             -------------
Election of the proposed slate of nominees requires the approval of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Special Meeting. Members of our management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Special Meeting have indicated their intention to vote "FOR" all of the nominees. Our board of directors unanimously recommends a vote "FOR" all of the nominees.


                              PROPOSAL NO. 2
     RATIFY THE SELECTION OF DAVID THOMSON, P.C. AS INDEPENDENT AUDITORS

Our Board of Directors has selected David Thomson, P.C. as independent auditors for the fiscal year ending December 31, 2002. To our best knowledge, at no time has David Thomson, P.C. had any direct or indirect financial interest in or any connection with us other than as independent public accountants.

David Thomson, PC, has been the independent certified public accountant who has examined our financial statements for the fiscal years ended December 31, 2001, 2000 and 1999. Our Board of Directors anticipates that a representative of David Thomson, PC, will be present at the Meeting for purposes of making a statement or responding to questions.


                              Vote Required
                              -------------
The affirmative vote of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Special Meeting is required to ratify the selection of David Thomson, P.C. as independent auditors. The affirmative vote of such majority is assured in that members of our management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Special Meeting have indicated their intention to vote "FOR" the ratification. Our board of directors unanimously recommends a vote "FOR" the selection.

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                        EXECUTIVE COMPENSATION

The following tables set forth certain summary information concerning the compensation paid or accrued for each of our last three completed fiscal years to our chief executive officer and each of our other executive officers that received compensation in excess of $100,000 during such period (as determined at December 31, 2001, the end of our last completed fiscal year):

                                                         Long Term Compensation
                                                        ----------------------

                     Annual Compensation               Awards       Payouts
                                            Other      Restricted
Name and                                    Annual      Stock     Options  LTIP     All other
Principal Position Year  Salary   Bonus($) Compensation Awards   /SARs    Payout  Compensation
------------------ ----  ------   -------- ------------ ------   -------  ------  ------------
Robert K. Ipson     2001  $ -0-     -0-     150,000       -0-      -0-      -0-       -0-
C.E.O.              2000  $ -0-     -0-       -0-         -0-      -0-      -0-       -0-
                    1999  $ -0-     -0-      75,000       -0-      -0-
-0-       -0-

Bonuses and Deferred Compensation
---------------------------------
None.

Employment Agreements
---------------------
During fiscal 2001, William Freise received annual payroll compensation for his services totaling $66,000 and was issued 10,000 shares of restricted stock whose value at the time of issue was $33,000. We have an employment agreement with Mr. Freise which was ratified and approved in December 2001, and calls for payment of $1,000 per week from January 1, 2001 through April 30, 2001, and $1,400 per week thereafter, plus a payment in the first year of the two years of the agreement (2001) of 10,000 shares of common stock and warrants for the purchase of an additional 65,000 shares of common stock at an exercise price of $4.50 per share, exercisable for five years from the date of grant. The second year of the employment agreement was modified on June 26, 2002 to include the grant of an option to purchase up to 75,000 shares of our common stock at an exercise price of $2.45 per share, exercisable for three years from the date of grant.

Matthew Fisher has been placed on salary at a rate of $65,000 per year. Mr. Fisher had been employed at an hourly rate. The employment arrangement with Mr. Fisher is oral.

Compensation Pursuant to Plans
------------------------------
In October 2001, Mathew Fisher and Brett Maylett were granted options for the purchase of 15,000 and 10,000 shares of our common stock, respectively, at an exercise price of $1.50 exercisable for three years, under our 2000 Stock Option and Award Plan.

As stated above, William Freise was granted an option to purchase up to 75,000 shares of our common stock at an exercise price of $2.45 per share, exercisable for three years from the date of grant. This grant represents a modification to his existing employment agreement and is in lieu of payment in the second year of the agreement (2002) of 10,000 shares of common stock and warrants for the purchase of an additional 65,000 shares of common stock at an exercise price of $4.50 per share, exercisable for five years from the date of grant.

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Pension Table
-------------
Not Applicable.

Other Compensation
------------------
In October 2001, Robert Ipson was issued 100,000 shares of our common stock valued at $1.50 per share, for a total of $150,000 as compensation for his services as our Chief Executive Officer. Phillip McStotts was credited with $20,000 towards the exercise of certain warrants to acquire our common stock as compensation for his services as our Secretary/Treasurer.

In March 2002, Robert Ipson was credited with $50,000 towards the exercise of certain options to acquire our common stock as compensation for his services as our Chief Executive Officer. Phillip McStotts was credited with $12,500 towards the exercise of certain warrants to acquire our common stock as compensation for his services as our Secretary/Treasurer.

In June 2002, Robert Ipson was credited with $50,000 towards the exercise of certain options to acquire our common stock as compensation for his services as our Chief Executive Officer.

Compensation of Directors
-------------------------
None.

Termination of Employment and Change of Control Arrangement
-----------------------------------------------------------
There are no compensatory plans or arrangements, including payments to be received from us, with respect to any person named in the Executive Compensation set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with us or our subsidiary, or any change in our control, or a change in the person's responsibilities following a change in our control.

             COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Our Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in connection therewith, directors, officers, and beneficial owners of more than 10% of our Common Stock are required to file on a timely basis certain reports under
Section 16 of the Exchange Act as to their beneficial ownership of our Common Stock. We believe to the best of our knowledge that under the SEC's rules for reporting of securities transactions by directors and executive officers, all required reports have been timely filed.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of October 25, 2002, the name and address and the number of shares of our Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of the 4,369,750 shares of our Common Stock issued and outstanding, and the name and shareholdings of each director and of all officers and directors as a group. The information on share numbers and percentage ownership listed assumes:
(a) the exercise of options and warrants by the beneficial owner (all included warrants and options are currently exercisable); and
(b) a corresponding increase in the number of shares issued and outstanding. Currently exercisable options and warrants are indicated in the footnotes following the table.

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Security Ownership of Certain Beneficial Owners
-----------------------------------------------
Title of Class    Name and Address            Number of Shares     % of Class
--------------    ----------------            ----------------     ----------
Common Stock      Robert K. Ipson                      882,600(1)      20.20
                  2433 Los Patos Drive
                  Palm Springs, CA 92264

Common Stock      Linda Lou Ipson                      882,600(2)      20.20
                  2433 Los Patos Drive
                  Palm Springs, CA 92264

Common Stock      Shorland Hunsaker                    370,000(3)       8.47
                  2751 East Rubidoux Road
                  Salt Lake City, UT  84093

Common Stock      Jed Checketts                        788,000         18.03
                  2095 West 2200 South
                  Salt Lake City, UT 84119

Common Stock      Richard Jivery                       225,000(4)       5.14
                  6033 W. Century Blvd., #610
                  Los Angeles, CA 90045

Common Stock      William Freise                       234,100(5)       5.18
                  2095 West 2200 South
                  Salt Lake City, UT 84119


Securities Ownership of Management
----------------------------------
Common Stock      Robert K. Ipson, C.E.O., director        -See above -

Common Stock      William Freise, C.O.O., President        -See above -

Common Stock      Matthew Fisher, V.P., director        32,000(6)     0.73
                  2095 West 2200 South
                  Salt Lake City, UT 84119

Common Stock      Phillip L. McStotts                   95,000        2.17
                  Secretary/Treasurer, director
                  746 Quaking Aspen Drive
                  Murray, UT 84123

Common Stock      Officers and Directors
                  As a Group (4 persons)             1,243,700(7)    27.48
----------------------                               =========      ======
[Notes on the above table appear on the following page]

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In the preceding table:

 (1) Mr. Ipson's shares include 27,600 shares held in IRA accounts and 105,500 shares held by his spouse. See note 2 below.

 (2) Linda L. Ipson is the spouse of Robert K. Ipson; shares held of record by Linda Lou Ipson may be deemed to be beneficially owned by Robert K. Ipson, and shares held of record by Robert Ipson may likewise be deemed to be beneficially owned by Linda Lou Ipson. Ms. Ipson holds of record 105,500 shares. See note 1 above.

 (3) Mr. Hunsaker's numbers include 22,000 shares held of record by Helen Jane Hunsaker.

 (4) Mr. Jivery's numbers include 212,500 shares and warrants to acquire 12,500 shares exercisable at $6.00 through March 15, 2003.

 (5) Mr. Freise's numbers include 92,850 shares, a warrant to acquire up to 1,250 shares exercisable at $6.00 per share through March 15, 2003, a warrant to acquire up to 65,000 shares exercisable at $4.50 per share through December 11, 2006, and an option to acquire up to 75,000 shares exercisable at $2.45 per share through June 25, 2005.

 (6) Mr. Fisher's numbers include 17,000 shares and options to acquire 15,000 shares exercisable at $1.50 per share through October 5, 2004.

 (7) The amount of securities held by our officers and directors as a group assumes the exercise of all of their respective options and warrants.


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                               FORM 10-KSB

We will mail a copy of our annual report without charge upon written request from any person who sets forth a good faith representation that he or she is a beneficial owner of our common stock. Requests should be sent to Powerball International, Inc., 2095 West 2200 South, West Valley City, Utah 84119, telephone number (801) 974-9120, Attn.: William Freise.



                              SHAREHOLDER PROPOSALS

No proposals have been submitted by our shareholders for consideration at the Special Meeting. It is anticipated that the next annual meeting of shareholders will be held during June 2003. Shareholders may present proposals for inclusion in the Information Statement to be mailed in connection with the next annual meeting of our shareholders, provided such proposals are received by us no later than 90 days prior to such meeting, and are otherwise in compliance with applicable laws and regulations and the governing provisions of our articles of incorporation and bylaws.


                                 LEGAL MATTERS
None.

                                 OTHER MATTERS

Our management does not know of any business other than referred to in the Notice which may be considered at the meeting. If any other matters should properly come before the Special Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.


                                         POWERBALL INTERNATIONAL, INC.
                                         By order of the Board of Directors


                                         /S/ William Freise, President


Salt Lake City, Utah
November 6, 2002